TERMS SUPPLEMENT NO. 40 dated December 3, 2007 To Prospectus Supplement and Prospectus dated February 5, 2007 and Product Supplement No. 1 dated April 12, 2007 relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 433 Registration Statement No. 333-140456

EKSPORTFINANS ASA

$[    ●    ] 26.00% One Year Reverse Convertible Notes
Linked to “Dogs of the Dow for December 2007”
due December 29, 2008

Offering Information

Issuer:	Eksportfinans ASA
Issuer rating:	Aaa (negative outlook) (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)
Specified Currency:	U.S. dollars
Aggregate face amount:	$[ ● ]
CUSIP No.:	282645BJ8
ISIN:	US282645BJ86
Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, New York 10019
Agent acting in the capacity as:	Principal

Investing in the notes involves a number of risks.  See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.

	Price to Public		Fees and Commissions		Proceeds to Us

Per note:	$	[ ● ]	$	[ ● ]*	$	[ ● ]
Total:	$	[ ● ]	$	[ ● ]*	$	[ ● ]

*	See “Supplemental plan of distribution” below.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Natixis Securities North America Inc.

Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

TABLE OF CONTENTS

Key Terms of the Notes
Adjustment Events

Key Terms of the Notes

Reference Shares:	Common stock of each of the issuers (each a Reference Issuer) listed in the table below. At the date of this terms supplement, the Relevant Exchange for each of the Reference Shares is set forth below.

		Relevant	Ticker
Reference Issuer	ISIN	Exchange	Symbol

Altria Group, Inc.	US02209S1033	NYSE	MO
AT&T Inc.	US00206R1023	NYSE	T
Citigroup Inc.	US1729671016	NYSE	C
E.I. du Pont de Nemours and Company	US2635341090	NYSE	DD
General Electric Company	US3696041033	NYSE	GE
General Motors Corporation	US3704421052	NYSE	GM
The Home Depot, Inc.	US4370761029	NYSE	HD
JPMorgan Chase & Co.	US46625H1005	NYSE	JPM
Pfizer Inc.	US7170811035	NYSE	PFE
Verizon Communications Inc.	US92343V1044	NYSE	VZ

Interest Rate:	26.00% per annum, payable monthly in arrears in 12 equal 2.1667% payments on each of January 29, 2008; February 29, 2008; March 28, 2008; April 29, 2008; May 29, 2008; June 27, 2008; July 29, 2008; August 29, 2008; September 29, 2008; October 29, 2008; November 28, 2008 and December 29, 2008 (each an Interest Payment Date).

Redemption Amount:	The Redemption Amount payable on the Maturity Date in respect of each $1,000.00 face amount will be:

• if the official closing price quoted by the Relevant Exchange of at least one of the Reference Shares has not been below the corresponding Knock-In Level for those Reference Shares on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level for each of the Reference Shares, as determined by the calculation agent in its sole discretion, or (b) the number of the worst performing Reference Shares equal to the Share Redemption Amount of those Reference Shares, if the Final Reference Level of the worst performing Reference Shares on the Determination Date is less than the corresponding Initial Reference Level for those Reference Shares. The worst performing Reference Share could be a Reference Share that has not breached its own Knock-In Level.

The performance of the Reference Shares will be determined by the calculation agent in accordance with the formula: (Final Reference Level — Initial Reference Level)/ Initial Reference Level.

Initial Reference Level:	The Initial Reference Level for each of the Reference Shares is as follows:

Altria Group, Inc.	[ ● ]
AT&T Inc.	[ ● ]
Citigroup Inc.	[ ● ]
E.I. du Pont de Nemours & Co.	[ ● ]
General Electric Company	[ ● ]
General Motors Corporation	[ ● ]
The Home Depot, Inc.	[ ● ]
JPMorgan Chase & Co.	[ ● ]
Pfizer, Inc.	[ ● ]
Verizon Communications Inc.	[ ● ]

Final Reference Level:	The official closing level of the Reference Shares on the Determination Date.

Knock-In Level:	60% of the Initial Reference Level. The Knock-In Level for each of the Reference Shares is as follows:

Altria Group, Inc.	[ ● ]
AT&T Inc.	[ ● ]
Citigroup Inc.	[ ● ]
E.I. du Pont de Nemours & Co.	[ ● ]
General Electric Company	[ ● ]
General Motors Corporation	[ ● ]
The Home Depot, Inc.	[ ● ]
JPMorgan Chase & Co.	[ ● ]
Pfizer, Inc.	[ ● ]
Verizon Communications Inc.	[ ● ]

Share Redemption Amount:	The Share Redemption Amount for each of the Reference Shares is as follows:

Altria Group, Inc.	[ ● ]
AT&T Inc.	[ ● ]
Citigroup Inc.	[ ● ]
E.I. du Pont de Nemours & Co.	[ ● ]
General Electric Company	[ ● ]
General Motors Corporation	[ ● ]
The Home Depot, Inc.	[ ● ]
JPMorgan Chase & Co.	[ ● ]
Pfizer, Inc.	[ ● ]
Verizon Communications Inc.	[ ● ]

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of the worst performing Reference Shares per note that you hold in the amount set forth for those Reference Shares in the table above. This amount is equal to the $1,000.00 face amount per note divided by the Initial Reference Level of each of the Reference Shares. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of those Reference Shares.

Trade Date:	December 21, 2007

Original Issue Date:	December 27, 2007

Determination Date:	December 23, 2008

Maturity Date†:	December 29, 2008

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Natixis Corporate & Investment Bank 4 Quai d’Austerlitz-75648 Paris Cedex 13 Attn: Legal Department Telephone No.: +33 1 58 55 26 59 Fascimile No.: +33 1 58 55 26 53

†	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.

Adjustment Events

For the notes described herein, an Adjustment Event will be any of the following: Potential Adjustment Event, Merger Event, Delisting, Nationalization or Insolvency, each as defined below.

Potential Adjustment Event

Any of the following will be a Potential Adjustment Event:

•	a subdivision, consolidation or reclassification of the Reference Shares (unless a Merger Event, as defined below),

•	a distribution or dividend to existing holders of Reference Shares of (a) Reference Shares, (b) other share capital or securities granting the right to payment of dividends or the proceeds of liquidation of the issuer of those Reference Shares equally or proportionately with such payments to holders of those Reference Shares, (c) share capital or other securities of another issuer acquired by the issuer of those Reference Shares as a result of a “spin-off” or other similar transaction or (d) any other type of securities, rights or warrants or other assets, in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent in its sole discretion,

•	an extraordinary dividend,

•	a call by an issuer of Reference Shares in respect of Reference Shares that are not fully paid,

•	a repurchase by or on behalf of an issuer of Reference Shares or any of its subsidiaries of those Reference Shares, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise,

•	in respect of an issuer of Reference Shares, an event that results in any shareholder rights being distributed or becoming separated from the shares of common stock or other shares of the capital stock of the issuer of those Reference Shares pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent in its sole discretion, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights,

•	the occurrence of a tender offer by any entity or person to purchase more than 10% but less than 50% of the outstanding voting shares of any class of shares of an issuer of Reference Shares, as determined by the calculation agent in its sole discretion based upon filings with governmental agencies or the nature and term of the tender offer, and

•	any other event that may have, in the opinion of the calculation agent in its sole discretion, a dilutive or concentrative or other effect on the theoretical value of the Reference Shares.

Following the declaration by an issuer of Reference Shares of the terms of any Potential Adjustment Event, the calculation agent will determine in its sole discretion whether that Potential Adjustment Event has a dilutive or concentrative or other effect on the theoretical value of those Reference Shares and, if so, will:

•	make the corresponding adjustment, if any, to any one or more of the Initial Reference Level, Knock-In Level or Share Redemption Amount, as applicable, as the calculation agent in its sole discretion determines appropriate to account for that dilutive or concentrative or other effect, and

•	determine the effective date of that adjustment.

The calculation agent may, but need not, determine the appropriate adjustment by reference to the adjustment in respect of that Potential Adjustment Event made by an exchange or quotation system to options contracts or futures contracts on the Reference Shares traded on that exchange or quotation system.

Upon making any such adjustment, the calculation agent will as soon as practicable notify us and the trustee and paying agent for the notes, stating the adjustment made to the Initial Reference Level, Knock-In Level or Share Redemption Amount, as applicable, and giving brief details of the Potential Adjustment Event.

Merger Event

Merger Event means, in relation to the Reference Shares, any:

•	reclassification of or change to the Reference Shares that results in a transfer of or an irrevocable commitment to transfer all holdings of outstanding Reference Shares,

•	consolidation, amalgamation or merger of an issuer of Reference Shares with or into another entity other than a consolidation, amalgamation or merger in which the issuer of those Reference Shares is the continuing entity and which does not result in a reclassification of or change to the Reference Shares, or

•	other takeover offer for an issuer of Reference Shares that results in a transfer of or an irrevocable commitment to transfer all those Reference Shares (other than holdings of Reference Shares owned or controlled by the offeror), in each case if the Merger Date is on or before the applicable Determination Date.

Tender Offer means, in relation to the References Shares, a tender offer by any entity or person to purchase more than 50% but less than 100% of the outstanding voting shares of any class of shares of the issuer of those References Shares, as determined by the calculation agent in its sole discretion based upon filings with governmental agencies or the nature and terms of the tender offer.

In respect of each Merger Event or Tender Offer, the following terms have the meanings given below:

•	Merger Date means the date upon which all holders of the relevant Reference Shares (other than, in the case of a takeover offer, holdings of Reference Shares owned or controlled by the offeror) have agreed or have irrevocably become obliged to transfer their holdings of those Reference Shares,

•	Tender Offer Date means the date on which voting shares in the amount of the applicable percentage threshold are actually purchased or otherwise obtained (as determined by the calculation agent),

•	Share-for-Share means that the consideration for the relevant Reference Shares consists or, at the option of the holder of those Reference Shares, may consist, solely of common shares of the offeror or of a third party other than Reference Shares issued in connection with the merger or the Tender Offer (New Shares),

•	Share-for-Other means that the consideration for the relevant Reference Shares consists solely of cash or any securities other than New Shares or assets, whether those of the offeror or of a third party, and

•	Share-for-Combined means that the consideration for the relevant Reference Shares consists of cash or any securities, including New Shares, or assets, whether those of the offeror or of a third party.

If a Share-for-Share Merger Event or a Share-for-Combined Merger Event occurs in relation to any Reference Shares and the issuer of the New Shares is not the issuer of any of the Reference Shares, then, on or after the relevant Merger Date, the calculation agent in its sole discretion will redefine the affected Reference Shares to include the relevant quantity of the New Shares to which a holder of those Reference

Shares immediately prior to the occurrence of the Merger Event would be entitled upon consummation of the Merger Event, whereupon:

•	the New Shares will be deemed to be those Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the New Shares so that the ratio of the Spot Price (as defined below) of the New Shares to the Initial Reference Level of the New Shares equals the ratio of the Spot Price for those Reference Shares to the Initial Reference Level for those Reference Shares immediately prior to the occurrence of the Merger Event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

If a Share-for-Share Tender Offer or a Share-for-Combined Tender Offer occurs in relation to any References Shares and the issuer of the New Shares is not the issuer of any of the Reference Shares, then, on or after the relevant Tender Offer Date, the calculation agent will either (i) make such adjustment to the Initial Reference Level, Knock-In Level or Share Redemption Amount or any other terms of the notes, as the calculation agent in its sole discretion determines appropriate to account for the economic effect on the notes of such Tender Offer or (ii) if the calculation agent determines that no adjustment that it could make under (i) will produce a commercially reasonable result, redefine the affected Reference Shares to include the relevant quantity of the New Shares to which a holder of those Reference Shares immediately prior to the occurrence of the Tender Offer would be entitled upon consummation of the Tender Offer, whereupon:

•	the New Shares will be deemed to be those Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the New Shares so that the ratio of the Spot Price of the New Shares to the Initial Reference Level of the New Shares equals the ratio of the Spot Price for those Reference Shares to the Initial Reference Level for those Reference Shares immediately prior to the occurrence of the Merger Event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

Spot Price means:

•	in relation to any Reference Shares, the last official reported price for those Reference Shares on the Relevant Exchange, as determined by or on behalf of the calculation agent in its sole discretion, immediately prior to the relevant Delisting, Merger Event, Tender Offer, Nationalization or Insolvency, and

•	in relation to a Replacement Share or a New Share, the official closing price for those shares on their primary market of trading, as determined by the calculation agent in its sole discretion, immediately prior to the relevant Delisting, Merger Event, Tender Offer, Nationalization or Insolvency.

If a Share-for-Other Merger Event, a Share-for-Share Merger Event or a Share-for-Combined Merger Event where the issuer of the New Shares is the issuer of any of the Reference Shares occurs in relation to any Reference Shares, then, on or after the relevant Merger Date, the calculation agent in its sole discretion will adjust the affected Reference Shares by substituting those Reference Shares with other shares selected by the calculation agent in its sole discretion (the Replacement Shares) upon consummation of the Merger Event, whereupon:

•	the Replacement Shares will be deemed to be those Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the Replacement Shares so that the ratio of the Spot Price of the Replacement Shares to the Initial Reference Level of the Replacement Shares equals the ratio of the Spot Price for those Reference Shares to the Initial Reference Level for those Reference Shares immediately prior to the occurrence of the Merger Event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

If a Share-for-Other Tender Offer, a Share-for-Share Tender Offer or a Share-for-Combined Tender where the issuer of the New Shares is the issuer of any of the Reference Shares occurs in relation to any Reference Shares, then, on or after the relevant Tender Offer Date, the calculation agent will either (i) make such adjustment to the Initial Reference Level, Knock-In Level or Share Redemption Amount or any other terms of the notes, as the calculation agent in its sole discretion determines appropriate to account for the economic effect on the notes of such Tender Offer or (ii) if the calculation agent determines that no adjustment that it could make under (i) will produce a commercially reasonable result, replace the affected Reference Shares with other shares selected by the calculation agent in its sole discretion (the Replacement Shares) upon consummation of the Tender Offer, whereupon:

•	the Replacement Shares will be deemed to be those Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the Replacement Shares so that the ratio of the Spot Price of the Replacement Shares to the Initial Reference Level of the Replacement Shares equals the ratio of the Spot Price for those Reference Shares to the Initial Reference Level for those Reference Shares immediately prior to the occurrence of the Tender Offer, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

Delisting, Nationalization or Insolvency

Delisting means, in relation to any Reference Shares, that those Reference Shares cease, for any reason, to be listed on the Relevant Exchange and, as of the date of delisting, are not listed on another recognized exchange or quotation system acceptable to the calculation agent in its sole discretion.

Nationalization means that all the Reference Shares or all or substantially all the assets an issuer of those Reference Shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

Insolvency means, in relation to any Reference Shares, that, by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting the issuer of those Reference Shares, (a) all holdings of those Reference Shares are required to be transferred to a trustee, liquidator or other similar official or (b) holdings of those Reference Shares become subject to a legal prohibition on their transfer.

If a Delisting, Nationalization or Insolvency occurs in relation to any Reference Shares, the calculation agent in its sole discretion will substitute those Reference Shares with Replacement Shares on the effective date of that event, whereupon:

•	the Replacement Shares will be deemed to be those Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the Replacement Shares so that the ratio of the Spot Price of the Replacement Shares to the Initial Reference Level of the Replacement Shares equals the ratio of the Spot Price for those Reference Shares to the Initial Reference Level for those Reference Shares immediately prior to the occurrence of that event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

Upon the occurrence of a Merger Event, Delisting, Nationalization or Insolvency, the calculation agent will as soon as practicable notify us, The Bank of New York and the agent of the occurrence of the Merger Event, Delisting, Nationalization or Insolvency, as the case may be, giving details thereof and the action proposed to be taken in relation thereto.

Additional terms specific to the notes

You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424 b2.htm

Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares or any of the component stocks of the Reference Shares. These risks are explained in more detail in the “Risk factors” section of the accompanying product supplement no. 1 dated April 12, 2007.

Hypothetical examples of amounts payable at maturity

The following tables set out the total return to the Maturity Date of a note, based on the assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.

The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this terms supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.

If the official closing price quoted by the Relevant Exchange for any of the Reference Shares never falls below the corresponding Knock-In Level for those Reference Shares on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.

By contrast, if the official closing price quoted by the Relevant Exchange for any of the Reference Shares is less than the Knock-In Level for those Reference Shares on any Trading Day during the period from the Trade Date up to and including the Determination Date, and the Final Reference Level of the worst performing Reference Shares on the Determination Date is less than the corresponding Initial Reference Level for those Reference Shares, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares with the worst performance (with fractional shares paid in cash).

The following tables illustrate hypothetical rates of return on an investment in the notes assuming that the Reference Shares of Verizon Communications Inc. have the worst performance of any of the Reference Shares over the term of the notes, as determined by the calculation agent based on the formula: (Final Reference Level — Initial Reference Level)/(Initial Reference Level). Consequently, the Final Reference Levels for no other Reference Shares need to be taken into account in determining the Redemption Amount.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $42.41 and a hypothetical Knock-In Level of $25.446. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		12
		Monthly
Assumed Closing Price	Value of	Interest	12 Month
of worst performing Reference Shares	Payment at	Payments	Total Return
(Verizon Communications Inc.) on Determination Date	Maturity	(Total)	$	%

Greater than: $42.41	$1,000.00	$260.00	$1,260.00	26.0000%
$42.41	$1,000.00	$260.00	$1,260.00	26.0000%
$36.76	$1,000.00	$260.00	$1,260.00	26.0000%
$31.10	$1,000.00	$260.00	$1,260.00	26.0000%
$25.46	$1,000.00	$260.00	$1,260.00	26.0000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date assuming a hypothetical Initial Reference Level of $42.41 and a hypothetical Knock-In Level of $25.446. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

		12
		Monthly
Assumed Closing Price	Value of	Interest	12 Month
of worst performing Reference Shares	Payment at	Payments	Total Return
(Verizon Communications Inc.) on Determination Date	Maturity	(Total)	$	%

Greater than: $42.41	$1,000.00	$260.00	$1,260.00	26.000%
$42.41	$1,000.00	$260.00	$1,260.00	26.000%
$38.17	$900.00	$260.00	$1,160.00	16.000%
$33.93	$800.00	$260.00	$1,060.00	6.000%
$29.69	$700.00	$260.00	$960.00	−4.000%
$20.36	$600.00	$260.00	$860.00	−14.000%
$16.96	$500.00	$260.00	$760.00	−24.000%
$8.14	$400.00	$260.00	$660.00	−34.000%
$6.11	$300.00	$260.00	$560.00	−44.000%
$1.63	$200.00	$260.00	$460.00	−54.000%
$0.81	$100.00	$260.00	$360.00	−64.000%
$0.00	$0.00	$260.00	$260.00	−74.000%

*	Payable in Reference Shares of Verizon Communications Inc.

The Reference Shares

General

Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

According to its publicly available documents, the Altria Group, Inc. is Altria Group, Inc. is primarily a holding company. Through its wholly owned subsidiaries, Philip Morris USA Inc. and Philip Morris International Inc., it is engaged in the manufacture and sale of cigarettes and other tobacco products. Altria Group, Inc.’s majority-owned subsidiary, Kraft Foods Inc., is engaged in the manufacture and sale of packaged foods and beverages. Philip Morris Capital Corporation, another wholly-owned subsidiary, maintains a portfolio of leveraged and direct finance leases. It operates in five business segments: domestic tobacco, international tobacco, North American food, international food and financial services. Information provided to or filed with the SEC by the Altria Group, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08940.

According to its publicly available documents, AT&T Inc. is a holding company that provides telecommunications services in the United States and worldwide. Through its subsidiaries, it operates in six segments: wireline, AT&T Corp., Cingular, directory, international and other. Through its subsidiaries and affiliates, AT&T Inc. provides communications services and products in the United States and in 240 countries. The services and products offered include local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, wholesale transport services, and directory advertising and publishing. It offers its services and products to consumers in the United States, and services and products to businesses and other providers of telecommunications services worldwide. Information provided to or filed with the SEC by AT&T Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08610.

According to its publicly available documents, Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. It is a bank holding company. The activities of Citigroup Inc. include underwriting and dealing in securities, insurance underwriting and brokerage, and making temporary investments in non-financial companies. The segments include Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments. Information provided to or filed with the SEC by Citigroup Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-09924.

According to its publicly available documents, E.I. du Pont de Nemours and Company is a world leader in science and technology in a range of disciplines, including biotechnology, electronics, materials science, safety and security, and synthetic fibers. It operates globally, manufacturing a wide range of products for distribution and sale to many different markets, including the transportation, safety and protection, construction, motor vehicle, agriculture, home furnishings, medical, electronics, communications, protective apparel, and the nutrition and health markets. E. I. Du Pont de Nemours and Company is strategically aligned into five market- and technology-focused growth platforms consisting of Agriculture & Nutrition; Coatings & Color Technologies; Electronic & Communication Technologies; Performance Materials; and Safety & Protection. In addition to the five growth platforms, its reportable segments include Pharmaceuticals. Information provided to or filed with the SEC by E.I. du Pont de Nemours and Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00815.

According to its publicly available documents, General Electric Company is a diversified industrial corporation. Operating businesses include Infrastructure, Industrial, Healthcare, NBC Universal, Inc., Commercial Finance and Consumer Finance. Its products include major appliances; lighting products; industrial automation products; medical diagnostic imaging systems; bioscience assays and separation technology products; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; chemicals and equipment for treatment of water and process systems; security equipment and systems, and engineered materials, such as plastics and silicones. Its services include product services; electrical product supply houses; electrical apparatus installation, engineering, and repair and rebuilding services. Through its affiliate, NBC Universal, Inc., General Electric Company produces and delivers network television services, operates television stations, produces and distributes motion pictures, operate cable/satellite networks, operate theme parks, and program activities in multimedia and the Internet. Through another affiliate, General Electric Capital Services, Inc., it offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, and reinsurance. Information provided to or filed with the SEC by General Electric Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00035.

According to its publicly available documents, General Motors Corp. is primarily engaged in automotive production and marketing, and financing and insurance operations. It designs, manufactures, and markets vehicles worldwide, having its largest operating presence in North America. General Motors Corporation’s finance and insurance operations are principally those of General Motors Acceptance Corporation, a wholly owned subsidiary of General Motors Corporation, which provides a broad range of financial services, including automotive finance and mortgage products and services. Information provided to or filed with the SEC by General Motors Corp. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-00043.

According to its publicly available documents, The Home Depot, Inc.’s stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. Information provided to or filed with the SEC by the Home Depot, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-8207.

According to its publicly available documents, JPMorgan Chase & Co. is a financial holding company. Its principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is JPMorgan Chase & Co.’s credit card issuing bank. JPMorgan Chase & Co.’s activities are organized into six business segments (Investment Bank, Retail Financial Services, Card Services, Commercial Banking, Treasury & Securities Services and Asset Management) and Corporate, which includes its Private Equity and Treasury businesses, as well as corporate support functions. Information provided to or filed with the SEC by JPMorgan

Chase & Co. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-05805.

According to its publicly available documents, Pfizer Inc. is a research-based, global pharmaceutical company. It discovers, develops, manufactures and markets prescription medicines for humans and animals, as well as consumer healthcare products. Pfizer operates in three business segments: Human Health, Consumer Healthcare and Animal Health. It also operates several other businesses, including the manufacture of empty soft-gelatin capsules, contract manufacturing and bulk pharmaceutical chemicals. Information provided to or filed with the SEC by Pfizer Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-03619.

According to its publicly available documents, Verizon Communications Inc. is one of the world’s leading providers of communications services. Its domestic wireline telecommunications business provides local telephone services, including broadband, in 28 states and Washington, D.C. and nationwide long-distance and other communications products and services. Verizon Communications Inc.’s domestic wireless business, operating as Verizon Wireless, provides wireless voice and data products and services across the United States using one of the most extensive wireless networks. Information Services operates directory publishing businesses and provides electronic commerce services. Its International segment includes wireline and wireless communications operations and investments in the Americas and Europe. Information provided to or filed with the SEC by Verizon Communications Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08606.

In addition, information regarding Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Historical Performance

The Reference Shares are traded on the NYSE under the symbols set forth above. The following table sets forth the published intra-day high, low and closing prices of each of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.

Altria Group, Inc.

Period	High	Low	Period End

2004
First Quarter	$43.859	$39.626	$40.864
Second Quarter	42.403	33.735	37.562
Third Quarter	37.487	33.885	35.303
Fourth Quarter	46.230	34.635	45.855
2005
First Quarter	$50.283	$45.412	$49.075
Second Quarter	51.971	47.093	48.527
Third Quarter	55.319	48.182	55.319
Fourth Quarter	58.028	52.234	56.077
2006
First Quarter	$57.390	$53.180	$53.180
Second Quarter	55.454	51.544	55.109
Third Quarter	63.386	55.033	57.450
Fourth Quarter	64.715	56.767	64.407
2007
First Quarter	$67.094	$61.698	$65.901
Second Quarter	71.820	68.040	70.140
Third Quarter	72.070	65.170	69.530
Fourth Quarter (through November 28, 2007)	74.090	69.280	74.090

AT&T Inc.

Period	High	Low	Period End

2004
First Quarter	$27.590	$23.710	$24.540
Second Quarter	25.500	23.500	24.250
Third Quarter	26.840	23.000	25.950
Fourth Quarter	27.200	24.750	25.770
2005
First Quarter	$25.590	$23.040	$23.690
Second Quarter	24.200	22.960	23.750
Third Quarter	24.970	23.360	23.970
Fourth Quarter	25.300	22.100	24.490
2006
First Quarter	$28.450	$24.450	$27.040
Second Quarter	27.890	24.740	27.890
Third Quarter	33.490	26.560	32.560
Fourth Quarter	35.750	31.780	35.750
2007
First Quarter	$39.440	$33.810	$39.430
Second Quarter	41.500	38.640	41.500
Third Quarter	42.830	37.920	42.310
Fourth Quarter (through November 28, 2007)	42.410	36.350	37.500

Citigroup Inc.

Period	High	Low	Period End

2004
First Quarter	$51.940	$48.110	$51.700
Second Quarter	52.290	44.860	46.500
Third Quarter	47.240	43.190	44.120
Fourth Quarter	48.750	42.560	48.180
2005
First Quarter	$49.780	$44.350	$44.940
Second Quarter	47.840	44.590	46.230
Third Quarter	46.510	43.050	45.520
Fourth Quarter	49.640	44.310	48.530
2006
First Quarter	$49.290	$45.050	$47.230
Second Quarter	50.370	47.410	48.250
Third Quarter	50.230	46.400	49.670
Fourth Quarter	56.410	49.380	55.700
2007
First Quarter	$55.250	$48.750	$51.340
Second Quarter	55.200	51.050	51.290
Third Quarter	52.840	45.300	46.670
Fourth Quarter (through November 28, 2007)	48.320	29.760	30.320

E.I. du Pont de Nemours and Company

Period	High	Low	Period End

2004
First Quarter	$46.000	$40.700	$42.220
Second Quarter	45.070	41.190	44.420
Third Quarter	43.880	40.210	42.800
Fourth Quarter	49.150	41.400	49.050
2005
First Quarter	$54.550	$46.010	$51.240
Second Quarter	51.540	43.010	43.010
Third Quarter	44.300	38.040	39.170
Fourth Quarter	43.480	37.830	42.500
2006
First Quarter	$43.160	$38.880	$42.210
Second Quarter	45.710	39.980	41.600
Third Quarter	43.370	39.050	42.840
Fourth Quarter	49.470	42.720	48.710
2007
First Quarter	$53.140	$48.050	$49.430
Second Quarter	53.190	48.660	50.840
Third Quarter	53.350	46.350	49.560
Fourth Quarter (through November 28, 2007)	50.220	43.940	46.040

General Electric Company

Period	High	Low	Period End

2004
First Quarter	$34.190	$29.180	$30.520
Second Quarter	33.420	29.950	32.400
Third Quarter	34.460	31.520	33.580
Fourth Quarter	37.480	32.900	36.500
2005
First Quarter	$36.590	$35.130	$36.060
Second Quarter	37.180	34.610	34.650
Third Quarter	35.630	33.140	33.670
Fourth Quarter	36.200	32.680	35.050
2006
First Quarter	$35.470	$32.310	$34.780
Second Quarter	35.160	32.880	32.960
Third Quarter	35.480	32.110	35.300
Fourth Quarter	38.150	34.710	37.210
2007
First Quarter	$38.110	$34.090	$35.360
Second Quarter	39.290	34.760	38.280
Third Quarter	41.770	36.900	41.400
Fourth Quarter (through November 28, 2007)	42.120	36.730	38.460

General Motors Corp.

Period	High	Low	Period End

2004
First Quarter	$55.000	$44.900	$47.100
Second Quarter	49.500	43.080	46.590
Third Quarter	45.480	40.690	42.480
Fourth Quarter	43.140	37.040	40.060
2005
First Quarter	$40.300	$28.350	$29.390
Second Quarter	36.340	25.600	34.000
Third Quarter	37.520	30.430	30.610
Fourth Quarter	31.040	18.610	19.420
2006
First Quarter	$24.500	$18.900	$21.270
Second Quarter	29.790	19.220	29.790
Third Quarter	33.360	27.470	33.260
Fourth Quarter	36.190	29.050	30.720
2007
First Quarter	$36.590	$29.090	$30.640
Second Quarter	38.150	28.990	37.800
Third Quarter	38.020	29.180	36.700
Fourth Quarter (through November 28, 2007)	42.640	26.290	28.390

The Home Depot, Inc.

Period	High	Low	Period End

2004
First Quarter	$37.450	$34.840	$37.360
Second Quarter	37.240	33.000	35.200
Third Quarter	39.380	32.880	39.200
Fourth Quarter	43.790	38.670	42.740
2005
First Quarter	$43.100	$37.690	$38.240
Second Quarter	40.340	35.090	38.900
Third Quarter	43.950	37.850	38.140
Fourth Quarter	42.580	37.680	40.480
2006
First Quarter	$43.810	$38.730	$42.300
Second Quarter	42.650	35.790	35.790
Third Quarter	37.220	33.130	36.270
Fourth Quarter	40.160	35.760	40.160
2007
First Quarter	$41.760	$36.740	$36.740
Second Quarter	40.030	36.790	39.350
Third Quarter	40.940	32.440	32.440
Fourth Quarter (through November 28, 2007)	34.220	27.150	28.270

JPMorgan Chase & Co.

Period	High	Low	Period End

2004
First Quarter	$43.010	$36.550	$41.950
Second Quarter	42.260	35.190	38.770
Third Quarter	40.100	35.870	39.730
Fourth Quarter	40.340	37.020	39.010
2005
First Quarter	$39.150	$34.580	$34.600
Second Quarter	36.260	33.770	35.320
Third Quarter	35.860	33.580	33.930
Fourth Quarter	40.200	33.270	39.690
2006
First Quarter	$42.110	$38.050	$41.640
Second Quarter	46.650	39.950	42.000
Third Quarter	47.220	40.710	46.960
Fourth Quarter	48.950	46.010	48.300
2007
First Quarter	$51.650	$46.700	$48.380
Second Quarter	53.200	48.240	48.450
Third Quarter	50.050	43.000	45.820
Fourth Quarter (through November 28, 2007)	47.580	40.460	43.960

Pfizer Inc.

Period	High	Low	Period End

2004
First Quarter	$38.850	$33.700	$35.050
Second Quarter	37.620	33.820	34.280
Third Quarter	34.160	29.620	30.600
Fourth Quarter	31.300	24.290	26.890
2005
First Quarter	$27.180	$23.860	$26.270
Second Quarter	28.900	25.930	27.580
Third Quarter	27.600	24.800	24.970
Fourth Quarter	25.290	20.600	23.320
2006
First Quarter	$26.600	$23.780	$24.920
Second Quarter	25.540	22.640	23.470
Third Quarter	28.470	22.410	28.360
Fourth Quarter	28.410	24.800	25.900
2007
First Quarter	$27.220	$24.700	$25.260
Second Quarter	27.680	25.340	25.570
Third Quarter	26.080	23.390	24.430
Fourth Quarter (through November 28, 2007)	25.580	22.300	23.440

Verizon Communications Inc.

Period	High	Low	Period End

2004
First Quarter	$38.023	$33.966	$35.209
Second Quarter	36.510	33.147	34.872
Third Quarter	39.324	32.887	37.946
Fourth Quarter	40.682	37.464	39.035
2005
First Quarter	$39.015	$33.205	$34.207
Second Quarter	34.496	32.550	33.292
Third Quarter	33.648	30.690	31.500
Fourth Quarter	31.220	28.137	29.023
2006
First Quarter	$33.745	$29.274	$32.820
Second Quarter	33.340	29.303	32.270
Third Quarter	36.578	30.430	35.778
Fourth Quarter	37.426	34.240	37.240
2007
First Quarter	$38.630	$35.680	$37.920
Second Quarter	43.820	37.370	41.170
Third Quarter	44.680	40.230	44.280
Fourth Quarter (through November 28, 2007)	46.070	41.230	42.410

Supplemental information regarding taxation in the United States

The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) equals 4.49%, and the remaining 21.51% constitutes Put Premium (as defined in the accompanying product supplement no. 1).

Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.

Supplemental plan of distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of [    ●    ] between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.